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                                                                    EXHIBIT 23.2

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Evergreen Resources, Inc.
1401 17th Street, Suite 1200
Denver, Colorado 80202


     We hereby consent to the incorporation by reference in the Prospectus consisting a part of the Registration Statement on Form S-8 of our report dated February 11, 2000, relating to the consolidated financial statements of Evergreen Resources, Inc. appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1999.


/s/BDO Seidman, LLP
Denver, Colorado
October 17, 2000